UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2012 (June 30, 2012)

Date of Report (Date of earliest event reported)

MEDGENICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, Suite 365

San Francisco, California 94104

(Address of principal executive offices, zip code)

(415) 568-2245

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2012, the Board of Directors of Medgenics, Inc., a Delaware corporation (the “Company”), expanded the size of the Board of Directors from seven to eight members and elected Sol J. Barer, Ph.D., to fill the vacancy. He was also elected Chairman of the Board. Upon the election of Dr. Barer, Eugene A. Bauer, MD, resigned as the Company’s Executive Chairman of the Board. Dr. Bauer will continue as a director of the Company and as a consultant to the Company pursuant to his existing consulting agreement.

It has not yet been determined to which committees of the Board of Directors of the Company Dr. Barer will be appointed.

Also on June 30, 2012, in connection with Dr. Barer’s appointment as the Chairman of the Board of the Company, the Compensation Committee of the Company’s Board of Directors approved the grant to Dr. Barer of an inducement award consisting of stock options covering up to 900,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a per share exercise price of $10.80 (representing the closing price of the Common Stock on the NYSE MKT on June 29, 2012), subject to approval by the NYSE MKT of an additional listing application covering the issuance of the shares underlying such options.  300,000 shares underlying such options vested immediately and the remaining 600,000 shares will vest in equal installments on each of the first and second anniversaries of Dr. Barer’s appointment, subject to his continuous service through each vesting date. The options may only be exercised for cash and have a 5-year term. The grant is being made pursuant to a stand-alone award agreement outside of the Company’s Stock Incentive Plan and qualifies as an inducement grant that does not require stockholder approval pursuant to Section 711 of the NYSE MKT Company Guide.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, dated July 2, 2012, regarding the election of Dr. Barer.

The information furnished in this report under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Medgenics, Inc. Press Release dated July 2, 2012 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Vice President – Administration

Date:   July 2, 2012